CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports Record Earnings

Raises Dividend and Provides 2016 Earnings Guidance

Houston, TX, March 3, 2016 – U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of outpatient physical therapy clinics, today reported results for the fourth quarter and year ended December 31, 2015.

In the fourth quarter of 2015, U.S. Physical Therapy's net income attributable to common shareholders from continuing operations prior to revaluation of redeemable non-controlling interests, net of tax ("operating results") increased by 20.4% to $6.0 million as compared to  approximately $5.0 million in the fourth quarter of 2014.  Diluted earnings per share from operating results rose to $0.48 in the recent quarter as compared to $0.41 in the comparable 2014 period.

For the year 2015, U.S. Physical Therapy's operating results increased by 6.8% to $22.3 million as compared to approximately $20.9 million for the 2014 year.  Diluted earnings per share from operating results rose to $1.80 in 2015 as compared to $1.71 in 2014.

U.S. Physical Therapy Press Release	Page 2
March 3, 2016

Fourth Quarter 2015 Compared to Fourth Quarter 2014

•
Net revenues increased 9.2% from $79.4 million in the fourth quarter of 2014 to $86.7 million in the fourth quarter of 2015, due to an increase in patient visits of 9.7% from 736,900 to 808,300 offset by a decrease in the average net revenue per visit of $0.78 to $105.01 from $105.79.

•
Total clinic operating costs were $65.2 million, or 75.2% of net revenues, in the fourth quarter of 2015, as compared to $60.5 million, or 76.1% of net revenues, in the 2014 period. Of the dollar increase, $5.5 million was attributable to operating costs of new clinics opened or acquired in 2015 as operating costs at other clinics were reduced. Total clinic salaries and related costs, including those from new clinics, were 53.6% of net revenues in the recent quarter versus 54.9% in the 2014 period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were 20.3% for the recent quarter versus 19.7% in the 2014 period.  The provision for doubtful accounts as a percentage of net revenues was 1.2% for the 2015 period and 1.3% in the 2014 period.

•
The gross margin for the fourth quarter of 2015 increased by 13.5% to $21.5 million from $18.9 million in the fourth quarter of 2014. The gross margin percentage increased to 24.8% for the 2015 period as compared to 23.9% for the 2014 period.

•
Corporate office costs were $8.9 million in the fourth quarter of 2015 as compared to $8.2 million in the 2014 fourth quarter. Corporate office costs as a percentage of net revenues were 10.3% for both periods in 2015 and 2014.

•	Operating income for the recent quarter increased by 17.3% to $12.6 million as compared to $10.8 million in the 2014 fourth quarter.
•	Interest expense was $0.3 million for both the periods in 2015 and 2014.
•
The provision for income taxes for the 2015 quarter was $4.0 million and for the 2014 quarter $3.2 million.  The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 40.1% in the 2015 period and 39.4% in the 2014 period.

•	Net income attributable to non-controlling interests was $2.4 million in the recent quarter as compared to $2.3 million in the 2014 period.
•
Net income attributable to common shareholders for the three months ended December 31, 2015 increased by 20.4% to $6.0 million compared to approximately $5.0 million for the three months ended December 31, 2014.  Diluted earnings per share from operating results were $0.48 for the 2015 quarter and $0.41 for the 2014 quarter.

•	Same store visits increased 4.2% for de novo and acquired clinics open for one year or more while same store revenue increased 3.4% as the average net rate per visit decreased by $0.76.

U.S. Physical Therapy Press Release	Page 3
March 3, 2016

Year 2015 Compared to Year 2014

•
Net revenues increased 8.6% from $305.1 million in 2014 to $331.3 million in 2015, due to an increase in patient visits of 9.3% from 2,818,800 to 3,080,200 offset by a decrease in the average net revenue per visit of $0.80 to $105.28 for the past year from $106.08 in 2014.

•
Total clinic operating costs were $252.9 million or 76.3% of net revenues for 2015, as compared to $228.9 million or 75.0% of net revenues, for 2014. The dollar increase included $13.9 million in operating costs of new clinics opened or acquired in 2015. Of the remaining increase, $8.1 million was from clinics added throughout 2014. Total clinic salaries and related costs were 54.5% of net revenues in 2015 versus 53.6% in 2014. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were 20.5% for the past year versus 20.1% in 2014.  The provision for doubtful accounts as a percentage of net revenues was 1.3% for 2015 and 2014.

•	The gross margin for 2015 increased to $78.4 million from $76.2 million in 2014. The gross margin percentage was 23.7% in 2015 as compared to 25.0% in 2014.
•	Corporate office costs were $31.1 million for 2015 as compared to $30.4 million for 2014. Corporate office costs were 9.4% of net revenues for 2015 and 10.0% for 2014.
•	Operating income increased 3.3% to $47.3 million in 2015 as compared to $45.8 million in 2014.
•	Interest expense was $1.0 million in 2015 and $1.1 million in 2014.
•
The provision for income taxes for 2015 was $14.7 million and for 2014 it was $14.3 million.  The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 39.7% in 2015 and 40.6% in 2014.  The 2015 provision for taxes includes an adjustment of $147,000 due to the reconciliation of the 2014 federal and state tax returns to our book provision and $223,000 in 2014 for the 2013 reconciliation.

•	Net income attributable to non-controlling interests was $9.4 million in 2015 as compared to $9.6 million in 2014.
•
Net income attributable to common shareholders for the year ended December 31, 2015 increased 6.8% to $22.3 million as compared to $20.9 million for the year ended December 31, 2014.  Diluted earnings per share from operating results rose to $1.80 for 2015 versus $1.71 for 2014.

•	Same store visits increased 4.8% for de novo and acquired clinics open for one year or more and same store revenue increased 4.2% as the average net rate per visit decreased by $0.61.

U.S. Physical Therapy Press Release	Page 4
March 3, 2016

Chris Reading, Chief Executive Officer, said, "I am very proud of our entire team for their efforts culminating in a strong finish to 2015.  Same store volume and average visits per day per clinic were very healthy both for the year as well as the recent quarter."

Larry McAfee, Chief Financial Officer, noted, "Despite it being what is normally a seasonally slower quarter, earnings in the fourth quarter of 2015 were amongst the highest of any quarter in the Company's 26 year history."

U.S. Physical Therapy Declares Quarterly Dividend

The Company is increasing its quarterly dividend by 13.3% to $.17  from $.15. The first quarterly dividend of 2016 will be paid on April 1, 2016 to shareholders of record as of March 18, 2016.

Management 2016 Earnings Guidance

Management currently expects the Company's earnings from continuing operations for the year 2016 to be in the range of $23.2 million to $24.3 million in net income and $1.87 to $1.95 in diluted earnings per share. Please note that management's guidance range represents projected earnings from existing operations, including the acquisition made this week, but excludes future acquisitions. The annual guidance figures will not be updated unless there is a material development that causes management to believe that earnings will be significantly outside the given range.

Fourth Quarter 2015 Conference Call

U.S. Physical Therapy's management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on Thursday, March 3, 2016 to discuss the Company's Fourth Quarter and Year Ended December 31, 2015 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and entering reservation number 32910423 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until May 3, 2016.

U.S. Physical Therapy Press Release	Page 5
March 3, 2016

Forward-Looking Statements
This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company.  These statements (often using  words such as "believes", "expects", "intends",  "plans", "appear",  "should" and  similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment.  The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:
•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor inspections, reviews, investigations and audits;
▪	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
▪	possible legal actions; which could subject us to increased operating costs and uninsured liabilities;
•	changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
•	revenue and earnings expectations;
•	general economic conditions;
•	availability and cost of qualified physical therapists;
•	personnel productivity and retaining key personnel;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•	acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer applicable.

U.S. Physical Therapy Press Release	Page 6
March 3, 2016

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 514 outpatient physical therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 21 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 7
March 3, 2016

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net patient revenues	$84,881	$77,958	$324,293	$299,009
Other revenues	1,843	1,432	7,009	6,065
Net revenues	86,724	79,390	331,302	305,074
Clinic operating costs:
Salaries and related costs	46,470	43,564	180,514	163,417
Rent, clinic supplies, contract labor and other	17,612	15,671	68,046	61,209
Provision for doubtful accounts	1,051	1,018	4,170	4,112
Closure costs	86	197	211	169
Total clinic operating costs	65,219	60,450	252,941	228,907
Gross margin	21,505	18,940	78,361	76,167
Corporate office costs	8,894	8,185	31,067	30,399
Operating income	12,611	10,755	47,294	45,768
Interest and other income, net	33	15	81	18
Interest expense	(266)	(266)	(1,031)	(1,088)
Income before taxes including non-controlling interests	12,378	10,504	46,344	44,698
Provision for income taxes	4,019	3,241	14,653	14,274
Net income including non-controlling interests	8,359	7,263	31,691	30,424
Less: net income attributable to non-controlling interests	(2,368)	(2,286)	(9,412)	(9,571)
Net income attributable to common shareholders	$5,991	$4,977	$22,279	$20,853

Basic earnings per share attributable to common shareholders:
Prior to revaluation of redeemable non-controlling interests, net of tax	$0.48	$0.41	$1.80	$1.71
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests, net of tax	-	-	(0.03)	(0.09)
Basic	$0.48	$0.41	$1.77	$1.62

Diluted earnings per share attributable to common shareholders:
Prior to revaluation of redeemable non-controlling interests, net of tax	$0.48	$0.41	$1.80	$1.71
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests, net of tax	-	-	(0.03)	(0.09)
Diluted	$0.48	$0.41	$1.77	$1.62

Shares used in computation:
Basic	12,421	12,267	12,392	12,217
Diluted	12,421	12,271	12,392	12,221

Dividends declared per common share	$0.15	$0.12	$0.60	$0.48

U.S. Physical Therapy Press Release	Page 8
March 3, 2016

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Earnings attributable to common shareholders:
Prior to revaluation of redeemable non-controlling interests, net of tax	$5,991	$4,977	$22,279	$20,853
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests, net of tax *	62	-	(314)	(1,086)
	$6,053	$4,977	$21,965	$19,767

Basic earnings per share attributable to common shareholders:
Prior to revaluation of redeemable non-controlling interests, net of tax	$0.48	$0.41	$1.80	$1.71
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests, net of tax *	-	-	(0.03)	(0.09)
	$0.48	$0.41	$1.77	$1.62
Diluted earnings per share attributable to common shareholders:
Prior to revaluation of redeemable non-controlling interests, net of tax	$0.48	$0.41	$1.80	$1.71
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests, net of tax	-	-	(0.03)	(0.09)
	$0.48	$0.41	$1.77	$1.62

Shares used in computation:
Basic earnings per share - weighted-average shares	12,421	12,267	12,392	12,217
Effect of dilutive securities - stock options	-	4	-	4
Denominator for diluted earnings per share - adjusted weighted-average shares	12,421	12,271	12,392	12,221

* Purchases of non-controlling interests in two partnerships recorded as a change in additional-paid-in-capital and per generally accepted accounting principles ("GAAP") excluded from statement of operations and net income.

U.S. Physical Therapy Press Release	Page 9
March 3, 2016

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,778	$14,271
Patient accounts receivable, less allowance for doubtful accounts of $1,444 and $1,669, respectively	36,231	32,891
Accounts receivable - other, less allowance for doubtful accounts of $198 and $198, respectively	2,388	1,503
Other current assets	5,785	6,186
Total current assets	60,182	54,851
Fixed assets:
Furniture and equipment	44,749	42,003
Leasehold improvements	25,160	22,806
	69,909	64,809
Less accumulated depreciation and amortization	53,255	49,045
	16,654	15,764
Goodwill	171,547	147,914
Other identifiable intangible assets, net	30,296	24,907
Other assets	1,234	1,115
	$279,913	$244,551

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$1,636	$1,782
Accrued expenses	16,596	22,839
Current portion of notes payable	775	883
Total current liabilities	19,007	25,504
Notes payable	4,335	234
Revolving line of credit	44,000	34,500
Deferred rent	1,395	991
Deferred taxes and other long-term liabilities	9,223	8,732
Total liabilities	77,960	69,961
Commitments and contingencies
Redeemable non-controlling interests	8,843	7,376
Shareholders' equity:
U. S. Physical Therapy, Inc. shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 14,635,874 and 14,487,346 shares issued, respectively	146	145
Additional paid-in capital	45,251	43,577
Retained earnings	149,016	134,186
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total U. S. Physical Therapy, Inc. shareholders' equity	162,785	146,280
Non-controlling interests	30,325	20,934
Total equity	193,110	167,214
	$279,913	$244,551

U.S. Physical Therapy Press Release	Page 10
March 3, 2016

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(unaudited)

	Year Ended December 31,
	2015	2014
OPERATING ACTIVITIES
Net income including non-controlling interests	$31,691	$30,424
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization	7,952	6,740
Provision for doubtful accounts	4,170	4,112
Equity-based awards compensation expense	4,491	3,363
Loss on sale of business and sale or abandonment of assets, net	84	35
Excess tax benefit from equity-based awards	(947)	(948)
Deferred income tax	7,001	6,275
Write-off of goodwill - closed clinics	180	135
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(5,519)	(5,388)
(Increase) decrease in accounts receivable - other	(852)	341
Increase in other assets	(1,477)	(2,493)
(Decrease) increase in accounts payable and accrued expenses	(7,013)	1,868
Increase in other liabilities	1,482	730
Net cash provided by operating activities	41,243	45,194
INVESTING ACTIVITIES
Purchase of fixed assets	(6,263)	(5,167)
Purchase of businesses, net of cash acquired	(18,965)	(12,270)
Acquisitions of non-controlling interests (including redeemable non-controlling interests)	(7,083)	(5,490)
Proceeds on sale of fixed assets, net	71	47
Net cash used in investing activities	(32,240)	(22,880)
FINANCING ACTIVITIES
Distributions to non-controlling interests (including redeemable non-controlling interests)	(9,632)	(9,913)
Cash dividends to shareholders	(7,449)	(5,873)
Proceeds from revolving line of credit	103,000	134,300
Payments on revolving line of credit	(93,500)	(139,800)
Principal payment on notes payable	(884)	(825)
Tax benefit from stock based awards	947	948
Other	22	222
Net cash used in financing activities	(7,496)	(20,941)
Net increase in cash	1,507	1,373
Cash - beginning of period	14,271	12,898
Cash - end of period	$15,778	$14,271
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$7,779	$9,253
Interest	$884	$1,103
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$1,800	$400
Purchase of non-controlling interest - seller financing portion	$3,077	$67
Revaluation of redeemable non-controlling interests	$529	$1,841

U.S. Physical Therapy Press Release	Page 11
March 3, 2016

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF CLINIC COUNT

Number
of
Date	Clinics

March 31, 2013	441
June 30, 2013	449
September 30, 2013	447
December 31, 2013	472

March 31, 2014	472
June 30, 2014	486
September 30, 2014	489
December 31, 2014	489

March 31, 2015	494
June 30, 2015	501
September 30, 2015	506
December 31, 2015	508